UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 21, 2011 (September 20, 2011)

1st Franklin Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia	2-27985	58-0521233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

135 East Tugalo Street, P.O. Box 880, Toccoa, Georgia		30577
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(706) 886-7571

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 – Entry into a Material Definitive Agreement.

1st Franklin Financial Corporation (the “Company”) has previously entered into that certain Loan and Security Agreement dated, as of September 11, 2009, by and among the Company, Wells Fargo Preferred Capital, Inc., as agent for lenders, and the other financial institutions from time to time party thereto.  Effective September 20, 2011, the parties thereto entered into a Third Amendment (the “Third Amendment”) to the Credit Agreement.

The Third Amendment extends the maturity date of the Credit Agreement from September 11, 2013 to September 11, 2014.  All other terms and conditions of the Credit Agreement remain unchanged.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the Third Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference

Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits.
10.1

Third Amendment to Loan and Security Agreement, dated as of September 20, 2011, by and among the Company, Wells Fargo Preferred Capital, Inc., as agent for Lenders, and the financial institutions from time to time party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST FRANKLIN FINANCIAL CORPORATION

By: /s/ A. Roger Guimond
Name: A. Roger Guimond
Title: Executive Vice President and Chief Financial Officer

Date: September 21, 2011

EXHIBIT LIST
10.1

Third Amendment to Loan and Security Agreement, dated as of September 20, 2011, by and among the Company, Wells Fargo Preferred Capital, Inc., as agent for Lenders, and the financial institutions from time to time party thereto.